UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2022

Sio Gene Therapies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37418	85-3863315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 West 42nd Street 26th Floor New York, New York 10036 (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +1 877 746 4891
N/A

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SIOX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2022, Sio Gene Therapies Inc. (the “Registrant”) received a written notice from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Registrant that the average closing price of the Registrant’s common stock (the “Common Stock”) over the 30 consecutive trading days from February 1, 2022 through March 15, 2022 had fallen below $1.00 per share, which is the minimum closing bid price required to maintain listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Registrant has 180 calendar days to regain compliance with the Minimum Bid Requirement (the “Grace Period”), subject to a potential 180 calendar day extension, as described below. To regain compliance, the closing bid price of the Registrant’s Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days within the Grace Period.

If the Registrant does not achieve compliance with the Minimum Bid Requirement by September 12, 2022, the end of the Grace Period, the Registrant may be eligible for an additional 180 calendar day period to regain compliance. To qualify, the Registrant would be required, among other things, to meet the continued listing requirement for the market value of its publicly held shares and all other Nasdaq initial listing standards, with the exception of the bid price requirement, and would need to provide written notice to Nasdaq of its intention and plan to cure the deficiency during the second compliance period. However, if it appears to Nasdaq staff that the Registrant will not be able to cure the deficiency, or if the Registrant does not meet the other listing standards, Nasdaq could provide notice that the Registrant’s Common Stock will be subject to delisting. In the event the Registrant receives notice that its Common Stock is being delisted, the Registrant would be entitled to appeal the determination to a Nasdaq Listing Qualifications Panel and request a hearing.

The Registrant intends to actively monitor the closing bid price of its Common Stock and will evaluate available options to regain compliance with the Minimum Bid Requirement. There can be no assurance that the Registrant will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other listing requirements. The notice has no immediate effect on the listing or trading of the Registrant’s Common Stock, which will continue to be listed and traded on the Nasdaq Global Select Market, subject to the Registrant’s compliance with the other Nasdaq listing requirements.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIO GENE THERAPIES INC.

Dated:	March 18, 2022
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Interim Chief Executive Officer; Chief Financial Officer and General Counsel